UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	20-1295171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 1820 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Effective July 24, 2015, Ritter Pharmaceuticals, Inc., or Ritter, entered into an Amendment No. 2 dated July 22, 2015 to the Clinical Supply and Cooperation Agreement with Ricerche Sperimentali Montale SpA (“Ricerche”) and Inalco SpA (collectively, “RSM”). Amendment No. 2 amends certain terms of the Clinical Supply and Cooperation Agreement, dated December 16, 2009, among Ritter and RSM, which agreement was amended by Amendment No. 1 to Clinical Supply and Cooperation Agreement, dated September 25, 2010 (the existing agreement, as amended by Amendment No. 1, is referred to in this Form 8-K as the “Supply Agreement”).

Under the Supply Agreement, RSM granted Ritter an exclusive worldwide option in a specified field and territory to assignment of all right, title and interest to a purified Galacto-oligosaccharides product (“Improved GOS”), the composition of matter of the Improved GOS and any information relating to the Improved GOS, including certain specified technical information and other intellectual property rights (the “Improved GOS IP”). The option could be exercised by paying RSM $1,000,000, within 10 days of the closing of a financing milestone, which milestone was met by the public offering that closed June 29, 2015. Amendment No. 2 deleted those provisions and provides instead that Ritter may exercise the option by paying RSM $800,000 within ten days after the effective date of Amendment No. 2. Ritter is exercising the option and RSM is transferring the Improved GOS IP to Ritter. Under the terms of the existing agreement, if a further option payment due in the future is not made, Ritter may be required to return the Improved GOS IP to RSM.

Amendment No. 2 also provides that Ritter must pay RSM $400,000 within 10 days following FDA approval of a new drug application for the first product owned or controlled by Ritter using Improved GOS as its active pharmaceutical ingredient.

Under the Supply Agreement, as amended by Amendment No. 2, Ritter will pay RSM the sum of $250 per kilo for clinical supply of Improved GOS instead of $2,000 per kilo as under the existing agreement. Ritter has agreed to purchase 350 kilos of Improved GOS.

Amendment No. 2 also provides that, in consideration for RSM entering into Amendment No. 2, Ritter will issue 100,000 shares of Ritter’s common stock, par value $0.001 per share (the “Shares”), to Ricerche. The Shares are to be issued within 90 days of the effective date of Amendment No. 2 pursuant to a stock purchase agreement to be negotiated by the parties in good faith. The stock purchase agreement is to include a lock-up agreement by Ricerche in favor of Ritter pursuant to which Ricerche will not be able to sell the Shares for a period ending on the earlier of (i) the public release by Ritter of the final results of its Phase IIb/III clinical trial of RP-G28 and (ii) the filing of its Form 10-Q with the Securities and Exchange Commission for the fiscal quarter in which Ritter receives the results of its Phase IIb/III clinical trial of RP-G28.

Amendment No. 2 provides that it will take effect following receipt of the approval from the Board of Directors of Ritter of Amendment No. 2. The Board of Directors approved Amendment No. 2 on July 24, 2015.

The foregoing description of Amendment No. 2 is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Amendment No. 2, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Certain statements contained herein that are not historical facts are forward looking. These statements, which may be identified by forward looking words or phrases such as “option,” “is to,” “to be,” “may,” and “provided,” involve risks and uncertainties, which may be beyond the control of Ritter. Such risks and uncertainties could cause actual results to differ materially from these forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name: Michael D. Step
Title: Chief Executive Officer

Date: July 27, 2015